EXHIBIT 99.1

I-STAR ANNOUNCES RESULTS FROM RECENT EXPLORATION ACTIVITIES

For Immediate Release
July 23, 2008

Shreveport, LA.  International Star, Inc. (I-Star) (OTC BB:ILST) today announced the initial results from the mineral exploration activities in progress on I-Star’s Detrital Wash claim block in Mohave County, AZ.

Results from 252 assays recently performed by Mountain States R&D International, Inc., an Arizona registered and licensed lab, on samples taken from I-Star’s Detrital Wash claims support historical records obtained by I-Star of significant copper (Cu) and molybdenum (Mo) mineralization in both the Black Mountains and Northern White Hills areas of the Detrital region.

The assays report that copper values of the rock samples collected range from 25 ppm to 6.10% Cu.  There were thirteen samples above 1.0% Cu, seventeen samples with values between 0.10% Cu and 0.99% Cu, and one soil sample at 0.081% Cu.  The remainder of the rock and soil samples ranged from 25 ppm Cu to 599 ppm Cu.  The molybdenum values from rock and soil samples range from nine samples below detection limit of 1 ppm Mo to 906 ppm Mo.  Anomalous silver, lead and arsenic are also present in samples from the property.

“We are encouraged to report that recent testing conducted under industry standards on geological samples taken from our mining claims in the Detrital Wash area has confirmed the existence of copper and molybdenum mineralization in our properties,” I-Star Chairman, Virginia K. Shehee, stated.

“While much work remains to be done before we can determine whether the mineralization is sufficient to make extraction viable,” said I-Star President, Sterling M. Redfern, “we believe these results justify moving forward with planning and implementation of our next phase of geological testing as part of our focus on providing value to our shareholders.  We remain hopeful that the technology and market conditions will ultimately allow us to viably exploit any sufficient quantities of mineral resources found in our properties.”

Between the 1960’s and 1980’s, substantial exploration was conducted in the Northern Black Mountains, where I-Star’s mining claims are located, by mining companies such as Cerro Corp., Duval, Bear Creek, Amax, Kennecott, Noranda, Gulf Minerals, and Questa International.  Work completed by these companies included soil sampling, stream sampling, rock sampling and drilling, bouguer gravity surveys, and resistivity and IP surveys.  The historical soil, sediment and rock sampling indicated copper and molybdenum mineralization on the property in the form of projected and drilled areas of chalcocite mineralization.  Copies of this historical work have been obtained and are being re-evaluated by I-Star consultants.

The assays performed by Mountain States R&D International, Inc. were evaluated by I-Star’s consultant engineer, Richard LaPrairie, PE, a “qualified person” under National Instrument (NI) 43-101 standards, and our consultant geologist, Jim Nyrehn.  I-Star intends to continue pursuing exploration work on its Detrital Wash claims, subject to available funding, and to continue bringing the historical Detrital Wash geological evaluation data into compliance with NI 43-101 standards.

About International Star, Inc. (OTC BB:ILST):  The company maintains its corporate headquarters in Shreveport, LA and owns mineral rights in Arizona that it intends to exploit through the extraction of precious and base minerals from the lands it has acquired.  More information about International Star, Inc. and its business activities can be obtained by calling International Star, Inc. at (318) 453-7849.

Any statements made in this press release which are not historical facts contain certain forward-looking statements as such term is defined in the Private Litigation Reform Act of 1996, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains.  The actual results of the specific items described in this release, and the company’s operations generally, may differ materially from what is projected in such forward-looking statements.  Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company.  The company disclaims any obligation to update information contained in any forward-looking statement.

CONTACT:
Jacqulyn Wine
International Star, Inc.
P. O. Box 7202
Shreveport, LA 71101
PHONE. 318-464-8687
FAX. 318.429.8036
EMAIL: istarnevada@yahoo.com